UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 27, 2021
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01     Other Events.

On March 25, 2021, Delek US Holdings, Inc. (the “Company”) furnished a proxy statement (the “Proxy Statement”) to its stockholders for the Company’s Annual Meeting of Stockholders to be held on May 6, 2021 (the “Annual Meeting”), including a proposal to amend the Company’s 2016 Long-Term Incentive Plan (the “2016 Plan”) to increase the number of shares reserved for issuance by 3,215,000 shares.

After furnishing the Proxy Statement to shareholders, the Company was informed by Institutional Shareholder Services (“ISS”) that the proposal to amend the 2016 Plan (“Proposal 4”) received an unfavorable recommendation in part because the shareholder value transfer (“SVT”) for the proposed amended and restated 2016 Plan, as determined by ISS using its proprietary model, is greater than the benchmark calculated by ISS. A component of the ISS model for SVT is the number of additional shares of common stock requested to be authorized under a plan amendment proposal such as Proposal 4.

Today, the Company is providing the following supplemental information to help shareholders evaluate Proposal 4 and to provide additional, clarifying information to assist ISS in applying its programmatic factors to evaluate the Plan.

On page 72 of the Proxy Statement, the Company reported that 4,122,926 shares were available for future issuance under the Company’s equity compensation plans as of December 31, 2020. However, of those total shares, 1,230,077 are available under the Alon 2005 Long-Term Incentive Plan (the “Alon Plan”). If Proposal 4, approving additional shares under the 2016 Plan is approved, no additional awards will be granted pursuant to the Alon Plan. In addition, no awards were granted pursuant to the Alon Plan at any time following December 31, 2020 (nor will any awards be granted prior to the Annual Meeting, at which point the Company expects the Alon Plan to terminate assuming approval of Proposal 4).

The number of shares being requested pursuant to Proposal 4, the number of shares available (after deduction of the Alon Plan shares) and the number of unexercised and unvested awards that may be potentially settled in shares of Company stock, as of December 31, 2020, is:

•Additional shares requested pursuant to Proposal 4: 3,215,000
•Shares available for future grant under Company equity plans: 2,892,849
•Shares underlying unexercised and unvested awards: 4,320,255

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2021	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)